UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	001-40409	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2060 NW Boca Raton Blvd. #6
Boca Raton, Florida 33431
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 287-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001	GROM	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	GROMW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 29, 2021, Grom Social Enterprises, Inc., a Florida corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Curiosity Ink Media LLC, a Delaware limited liability company (“Curiosity”), and the owners of all of Curiosity’s outstanding membership interests (the “Sellers”), pursuant to which the Company will purchase 80% of Curiosity’s outstanding membership interests (the “Purchased Interests”) from the Sellers, on a pro rata basis, in consideration for the issuance and delivery to each Seller of such Seller’s pro rata portion of: (a) $3,000,000, payable in shares of the Company’s common stock (“Fixed Shares”), and (b) up to an additional $2,000,000, payable in shares of the Company’s common stock (“Additional Shares”) if certain specified contracts of Curiosity are in full force and effect on and as of the closing date (the “Acquisition”). The number of Fixed Shares and Additional Shares issued at the closing will be valued at a price per share equal to the 20-day volume-weighted average trading price (“VWAP”) of the Company’s common stock as of June 30, 2021, or the closing date of the Acquisition, whichever is lower.

In addition, in order to pay-down and refinance certain loans previously made to Curiosity by certain Sellers, the Company will contribute to Curiosity $400,000 in cash, and issue to Curiosity an 8% Convertible Promissory Note in the principal amount $278,000 (the “Convertible Note”), which Curiosity will then distribute to such Sellers in full satisfaction and discharge of their loans. The Convertible Note will have an 18-month maturity and a conversion price equal to 110% of the closing price of the Company’s common stock on the trading day immediately preceding the closing date of the Acquisition.

Further, the Sellers may receive additional consideration for the Purchased Interests of up to an additional $17,500,000, payable in a combination of 50% in cash (“Contingent Cash”) and 50% in shares of the Company’s common stock (the “Contingent Shares”),as such percentages may be adjusted, if Curiosity achieves certain specific earnings targets post-closing. The number of Contingent Shares will be valued based on the VWAP of Company’s common stock as of the relevant determination dates.

The consummation of the transactions contemplated by the Purchase Agreement is subject to certain closing conditions and deliveries. Following the Acquisition, the Company will own 80% and the Sellers will, collectively, own 20% of Curiosity.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference

Item 3.02	Unregistered Sales of Equity Securities.

On August 2, 2021, the Company issued to Darren Marks, the Company’s Chief Executive Officer and President, 157,943 shares of restricted stock (the “Bonus Shares”) under the Company’s 2020 Equity Incentive Plan, as bonus compensation.

The issuance of the Bonus Shares is exempt from registration under Section 4(a)(2) under of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth under Item 3.02 above, which disclosure is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 29, 2021, the Company issued a press release announcing its entry into the Purchase Agreement, and related matters.

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The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of ours under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Membership Interest Purchase Agreement, dated July 29, 2021, by and among the Company, Curiosity and the Sellers
99.1	Press Release, dated July 29, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROM SOCIAL ENTERPRISES, INC.

Date: August 4, 2021	By:	/s/ Darren Marks
Darren Marks Chief Executive Officer

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